Foley & Lardner
                             The Greenleaf Building
                                200 Laura Street
                          Jacksonville, FL  32202-3527



                                  July 16, 1996



   Vision Health Care Inc.
   100 West Bay Street
   Jacksonville, FL 32202

        Re:  Enforceability of Transfer Restrictions

   Ladies and Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-1 of Vision Health Care, Inc. (the "Company") under the Securities Act of 1933 for the registration of shares of common stock, par value $0.01 (the "Shares"). The Registration Statement filed April 12, 1996, as amended, is referred to herein as the "Registration Statement."

        As counsel for the Company, we have examined and are familiar with the following:

        1. Amended and Restated Articles of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Florida (the "Articles of Incorporation");

        2. The proceedings of the Board of Directors of the Company in connection with or with respect to the adoption of certain restrictions on the transfer of Shares to be sold by the Company contained in the Articles of Incorporation; and

        3. Such other documents, Company records and matters of law as we deemed to be pertinent.

        Based upon our examination of such documents and our familiarity with such proceedings, and subject to the qualifications and limitations stated below, it is our opinion that the transfer restrictions set forth in
   Article 6 of the Articles of Incorporation (the "Transfer Restrictions") are valid, binding, and enforceable under the laws of the State of Florida.

        The Florida Business Corporation Act, at Section 607.0627, Florida Statutes (the "Statute"), provides in relevant part as follows:

                  (1)  The articles of incorporation . . . may
             impose restrictions on the transfer or registration of transfer of shares of the corporation. . .

                  (2)  A restriction on the transfer or
             registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate . . .

                  (3)  A restriction on the transfer or
             registration of transfer of shares is authorized:

                                     *  *  *

                       (b)  To preserve exemptions under
                  federal or state securities laws; or

                       (c)  For any other reasonable purpose.

                  (4)  A restriction on the transfer or
             registration of transfer of shares may:

                       (a)  Obligate the shareholder first to
                  offer the corporation or other
                  persons . . . an opportunity to acquire the restricted shares;

                       (b)  Obligate the corporation or other
                  persons . . . to acquire the restricted shares;

                       (c)  Require the corporation . . . to
                  approve the transfer of the restricted
                  shares, if the requirement is not manifestly unreasonable; or

                       (d)  Prohibit the transfer of the
                  restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

                                     *  *  *

   The Transfer Restrictions were adopted for the business purpose of preserving the Company's exemption from registration under the Securities Exchange Act of 1934, a purpose expressly authorized by the Statute. Moreover, we believe that the Board of Directors' ability to hold in trust shares transferred or held in contravention of the Transfer Restrictions for up to a period of six months after receiving notice of the restricted sale; to direct the sale of restricted shares to certain persons; and to establish the price for redemption of restricted shares at the lesser of what the stock was sold for or an amount determined in good faith by the Board of Directors as the fair market value of such stock are restrictions reasonably designed to encourage shareholders to comply with the Transfer Restrictions and to facilitate administration of such restrictions. We note in particular that the six-month waiting period within which the Board of Directors may act to cause a sale by or redemption from the disqualified transferee is designed to give the transferor a reasonable opportunity to arrange a substitute transaction that will comply with the Transfer Restrictions. We also note that the right to compel a redemption from the disqualified transferee at a price equal to the lesser of the (i) price paid by the transferee, or (ii) the fair market value of the transferred shares, as determined in good faith by the Board of Directors as of the date of redemption, is designed to prevent evasion of the transfer restrictions. Such provision prevents the disqualified transferee from reaping the economic benefit of an increase in value in the shares during the six-month waiting period while the Company attempts to remedy the impermissible transfer and creates incentive for compliance with the Transfer Restrictions in the first instance by requiring the disqualified transferee to bear the risk of any decline in value during the six-month waiting period. Finally, the Articles of Incorporation of the Company expressly require that all certificates representing shares of common stock of the Company bear a legend referencing the restrictions on ownership and transfer set forth in the Articles of Incorporation, thus allowing the Transfer Restrictions to be enforceable against transferees.

        The opinion rendered herein is subject to the following qualifications and limitations:

             (a) Our opinion concerning the validity, binding effect and enforceability of the Transfer Restrictions means that (i) the Transfer Restrictions constitute binding and enforceable provisions under Florida law, (ii) the Transfer Restrictions are not invalid in their entirety because of a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense, and (iii) subject to paragraphs (b) and (c) below, some remedy is available in the event of material default under the Transfer Restrictions. This opinion does not mean that every provision of the Transfer Restrictions will be upheld or enforced in any or each circumstance by a court;

             (b) Enforceability of the Transfer Restrictions may be limited by equitable principles if equitable remedies are sought in a proceeding at law or in equity, and by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fair dealing, or other similar statutes, rules, regulations or other laws affecting rights of creditors generally as in effect from time to time; and

             (c) We express no opinion that any particular provision of the Transfer Restrictions will be enforceable by a decree of specific performance, injunctive relief or other equitable relief, or that the enforcement thereof may not be limited by defenses such as estoppel, waiver and other equitable considerations, or that the exercise of any particular remedy for the enforcement of any particular provision will not be limited by any existing law, governmental rule or regulation, although we believe that the Transfer Restrictions taken as a whole are sufficient for the practical realization of the benefits intended thereby.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      FOLEY & LARDNER


                                      By:  /s/ Linda Y. Kelso
                                           Linda Y. Kelso